Central Pacific Financial Corp. Reports $11.8 Million Third Quarter 2017 Earnings

Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Isaac Okita	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	isaac.okita@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $11.8 MILLION
THIRD QUARTER 2017 EARNINGS

•	Net income of $11.8 million, or fully diluted EPS of $0.39.

•	ROA of 0.85% and ROE of 9.16%.

•	Total loans increased by $44.6 million, or 1.2% sequentially and 5.7% year-over-year.

•	Total deposits increased by $41.1 million, or 0.8% sequentially and 9.0% year-over-year. Core deposits increased by $11.7 million, or 0.3% sequentially and 9.2% year-over-year.

HONOLULU, HI, October 25, 2017 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the third quarter of 2017 of $11.8 million, or diluted earnings per share ("EPS") of $0.39, compared to net income in the third quarter of 2016 of $11.5 million, or EPS of $0.37, and net income in the second quarter of 2017 of $12.0 million, or EPS of $0.39. Net income in the nine months ended September 30, 2017 totaled $36.9 million, or EPS of $1.20, compared to net income in the nine months ended September 30, 2016 of $34.8 million, or EPS of $1.11.

"Continued stable loan and deposit growth, as well as improved asset quality, were achieved with the favorable economic conditions in Hawaii and the execution of our business plan," said Catherine Ngo, President and CEO. "We are also on track with our capital plan and stock repurchase program."

In October 2017, the Company's Board of Directors declared a quarterly cash dividend of $0.18 per share on its outstanding common shares. The dividend will be payable on December 15, 2017 to shareholders of record at the close of business on November 30, 2017.

During the third quarter of 2017, the Company repurchased 335,112 shares of common stock at a total cost of $10.1 million, or an average cost per share of $30.13. During the nine months ended September 30, 2017, the Company repurchased 697,483 shares of common stock, or approximately 2.3% of its common stock outstanding as of December 31, 2016. Total cost of the shares repurchased during the nine months ended September 30, 2017 was $21.3 million, or an average cost per share of $30.54. The Company's remaining repurchase authority under its common stock repurchase program at September 30, 2017 is $8.7 million.

Central Pacific Financial Corp. Reports $11.8 Million Third Quarter 2017 Earnings

Earnings Highlights
Net interest income for the third quarter of 2017 was $42.0 million, compared to $39.4 million in the year-ago quarter and $41.6 million in the previous quarter. Net interest margin was 3.25%, compared to 3.29% in the previous quarter and remained unchanged from 3.25% in the year-ago quarter. The increase in net interest income from the year-ago and sequential quarters was primarily attributable to the growth in the loan and investment securities portfolios, combined with increases in yields earned on the loan portfolio. The sequential quarter decrease in the net interest margin is primarily due to higher time deposit cost attributable to the recent increases in the federal funds rate.

Other operating income for the third quarter of 2017 totaled $9.6 million, compared to $10.0 million in the year-ago quarter and $7.9 million in the previous quarter. The decrease from the year-ago quarter was primarily due to lower mortgage banking income of $1.0 million, partially offset by higher income from bank-owned life insurance of $0.5 million. The higher income from bank-owned life insurance was primarily attributable to death benefit income totaling $0.4 million recorded in the current quarter. The sequential quarter increase was primarily due to investment securities losses of $1.6 million related to the investment portfolio repositioning completed last quarter.

Other operating expense for the third quarter of 2017 totaled $33.5 million, which increased from $32.3 million in the year-ago quarter and increased from $32.3 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $0.7 million, combined with higher entertainment and promotions expenses of $0.6 million (included in other). The increase in entertainment and promotions expense was attributable to a recent core deposit gathering campaign. The sequential quarter increase was primarily due to higher entertainment and promotions expenses of $0.6 million and higher advertising expenses of $0.2 million attributable to the core deposit campaign, combined with higher salaries and employee benefits and computer software expenses of $0.2 million each.

The efficiency ratio for the third quarter of 2017 was 65.0%, compared to 65.3% in both the year-ago and previous quarters. The efficiency ratio during the current quarter was positively impacted by higher net interest income, offset by the aforementioned higher other operating expenses. The efficiency ratio last quarter was negatively impacted by the aforementioned investment securities loss of $1.6 million.

In the third quarter of 2017, the Company recorded income tax expense of $6.4 million, compared to $6.4 million in the year-ago quarter and $7.4 million in the previous quarter. The effective tax rate for the third quarter of 2017 was 35.0%, compared to 35.8% in the year-ago quarter and 38.2% in the previous quarter. The effective tax rate in the current quarter was positively impacted by the aforementioned death benefit income from bank-owned life insurance which is tax-exempt. The effective tax rate last quarter was negatively impacted by $0.9 million in additional income tax expense related to a former executive's supplemental executive retirement plan ("SERP") benefit payout and adjustment to the deferred tax asset related to the SERP.

Balance Sheet Highlights
Total assets at September 30, 2017 of $5.57 billion increased by $249.3 million, or 4.7% from September 30, 2016, and increased by $36.1 million, or 0.7% from June 30, 2017.

Total loans and leases at September 30, 2017 of $3.64 billion increased by $196.7 million, or 5.7% and $44.6 million, or 1.2% from September 30, 2016 and June 30, 2017, respectively.  The increase in total loans and leases from September 30, 2016 was primarily attributable to strong organic growth in the Hawaii loan portfolios, offset by reductions in the U.S. mainland commercial and other consumer loan portfolios. The increase in total loans and leases from the second quarter of 2017 was primarily due to strong organic growth in the Hawaii loan portfolios, offset by reductions in the U.S. mainland commercial, automobile, and other consumer loan portfolios.

Total deposits at September 30, 2017 of $4.93 billion increased by $408.9 million, or 9.0% from September 30, 2016, and increased by $41.1 million, or 0.8% from June 30, 2017.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.96 billion at September 30, 2017.  This represents an increase of $334.1 million, or 9.2% from September 30, 2016, and an increase of $11.7 million, or 0.3% from June 30, 2017.

Asset Quality
Nonperforming assets at September 30, 2017 totaled $6.0 million, or 0.11% of total assets, compared to $11.7 million, or 0.22% of total assets at September 30, 2016, and $9.0 million, or 0.16% of total assets at June 30, 2017.

Central Pacific Financial Corp. Reports $11.8 Million Third Quarter 2017 Earnings

Loans delinquent for 90 days or more still accruing interest totaled $0.4 million at September 30, 2017, compared to $0.4 million and $0.3 million at September 30, 2016 and June 30, 2017, respectively.

Net charge-offs in the third quarter of 2017 totaled $1.5 million, compared to net charge-offs of $0.6 million in the year-ago quarter, and net charge-offs of $0.3 million in the previous quarter. Net charge-offs increased in the current quarter primarily due to fewer recoveries than the year-ago and previous quarters.

In the third quarter of 2017, the Company recorded a credit to the provision for loan and lease losses of $0.1 million, compared to a credit of $0.7 million in the year-ago quarter and a credit of $2.3 million in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at September 30, 2017 was 1.41%, compared to 1.73% at September 30, 2016 and 1.47% at June 30, 2017.

Capital
Total shareholders' equity was $509.8 million at September 30, 2017, compared to $519.5 million and $512.9 million at September 30, 2016 and June 30, 2017, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At September 30, 2017, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.6%, 15.1%, 16.3%, and 12.8%, respectively, compared to 10.7%, 15.2%, 16.4%, and 12.9%, respectively, at June 30, 2017.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through November 25, 2017 by dialing 1-877-344-7529 (passcode: 10113140) and on the Company's website. Information which may be discussed in the conference call regarding non-GAAP financial performance and reconciliation to GAAP financial performance is provided on the Company's website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 81 ATMs in the state of Hawaii, as of September 30, 2017.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports $11.8 Million Third Quarter 2017 Earnings

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2017	2017	2017	2016	2016	2017	2016
CONDENSED INCOME STATEMENT
Net interest income	$41,995	$41,629	$41,255	$39,704	$39,426	$124,879	$118,246
Provision (credit) for loan and lease losses	(126)	(2,282)	(80)	(2,645)	(743)	(2,488)	(2,872)
Net interest income after provision (credit) for loan and lease losses	42,121	43,911	41,335	42,349	40,169	127,367	121,118
Total other operating income (1)	9,569	7,870	10,014	13,769	9,954	27,453	28,547
Total other operating expense (1)	33,511	32,335	31,460	37,472	32,265	97,306	96,091
Income before taxes	18,179	19,446	19,889	18,646	17,858	57,514	53,574
Income tax expense	6,367	7,421	6,810	6,438	6,392	20,598	18,790
Net income	11,812	12,025	13,079	12,208	11,466	36,916	34,784
Basic earnings per common share	$0.39	$0.39	$0.43	$0.40	$0.37	$1.21	$1.12
Diluted earnings per common share	0.39	0.39	0.42	0.39	0.37	1.20	1.11
Dividends declared per common share	0.18	0.18	0.16	0.16	0.16	0.52	0.44

PERFORMANCE RATIOS
Return on average assets (2)	0.85%	0.88%	0.96%	0.92%	0.87%	0.90%	0.89%
Return on average shareholders’ equity (2)	9.16	9.32	10.24	9.46	8.81	9.57	9.05
Return on average tangible shareholders’ equity (2)	9.22	9.39	10.33	9.56	8.91	9.64	9.17
Average shareholders’ equity to average assets	9.30	9.44	9.42	9.67	9.89	9.38	9.81
Efficiency ratio (3)	64.99	65.32	61.36	70.08	65.34	63.88	65.46
Net interest margin (2)	3.25	3.29	3.30	3.22	3.25	3.28	3.29
Dividend payout ratio (4)	46.15	46.15	38.10	41.03	43.24	43.33	39.64

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,625,455	$3,593,347	$3,547,718	$3,489,757	$3,415,505	$3,589,124	$3,350,817
Average interest-earning assets	5,216,089	5,138,038	5,095,455	4,981,766	4,902,151	5,150,302	4,859,757
Average assets	5,545,909	5,467,461	5,422,529	5,335,909	5,266,588	5,479,085	5,221,306
Average deposits	4,893,778	4,800,815	4,762,874	4,558,589	4,486,064	4,819,635	4,471,106
Average interest-bearing liabilities	3,613,872	3,600,761	3,626,229	3,568,767	3,532,334	3,613,575	3,530,212
Average shareholders’ equity	515,580	515,974	510,804	516,067	520,757	514,137	512,311
Average tangible shareholders' equity	512,554	512,254	506,366	511,004	515,020	510,414	505,919

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands)	2017	2017	2017	2016	2016
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$585,950	$584,441	$577,081	$562,460	$567,891
Tier 1 risk-based capital	585,950	584,441	577,081	562,460	567,891
Total risk-based capital	634,677	632,780	624,735	612,202	616,858
Common equity tier 1 capital	497,828	497,172	491,538	485,268	487,097
Central Pacific Bank
Leverage capital	569,990	564,765	560,921	541,577	545,578
Tier 1 risk-based capital	569,990	564,765	560,921	541,577	545,578
Total risk-based capital	618,576	612,968	608,450	591,185	594,407
Common equity tier 1 capital	569,990	564,765	560,921	541,577	545,578

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.6%	10.7%	10.7%	10.6%	10.9%
Tier 1 risk-based capital ratio	15.1	15.2	15.2	14.2	14.6
Total risk-based capital ratio	16.3	16.4	16.5	15.5	15.9
Common equity tier 1 capital ratio	12.8	12.9	13.0	12.3	12.5
Central Pacific Bank
Leverage capital ratio	10.3	10.4	10.4	10.2	10.6
Tier 1 risk-based capital ratio	14.7	14.7	14.8	13.7	14.1
Total risk-based capital ratio	16.0	15.9	16.1	15.0	15.3
Common equity tier 1 capital ratio	14.7	14.7	14.8	13.7	14.1

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2017	2017	2017	2016	2016
BALANCE SHEET
Loans and leases	$3,636,370	$3,591,735	$3,545,718	$3,524,890	$3,439,654
Total assets	5,569,230	5,533,135	5,443,181	5,384,236	5,319,947
Total deposits	4,927,497	4,886,382	4,777,444	4,608,201	4,518,578
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	509,846	512,930	511,536	504,650	519,466
Total shareholders’ equity to total assets	9.15%	9.27%	9.40%	9.37%	9.76%
Tangible common equity to tangible assets (5)	9.11%	9.22%	9.33%	9.29%	9.67%

ASSET QUALITY
Allowance for loan and lease losses	$51,217	$52,828	$55,369	$56,631	$59,384
Non-performing assets	5,970	9,042	8,834	9,187	11,666
Allowance to loans and leases outstanding	1.41%	1.47%	1.56%	1.61%	1.73%
Allowance to non-performing assets	857.91	584.25	626.77	616.43	509.03

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.89	$16.81	$16.66	$16.39	$16.79
Tangible book value per common share	16.80	16.70	16.53	16.23	16.62
Closing market price per common share	32.18	31.47	30.54	31.42	25.19

(1) Loan servicing fees, amortization of mortgage servicing rights, net gain on sale of residential mortgage loans, and unrealized gain (loss) on interest rate locks have been reclassified into mortgage banking income in the consolidated statements of income. Prior period amounts in the consolidated statements of income have been reclassified to conform to the current period presentation.

(2) Annualized.
(3) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income). Prior period amounts have been revised to conform to current period which reflects reclassifications referred to in note (1).

(4) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(5) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Tangible Common Equity Ratio:
Total shareholders’ equity	$509,846	$512,930	$511,536	$504,650	$519,466
Less: Other intangible assets	(2,674)	(3,343)	(4,012)	(4,680)	(5,349)
Tangible common equity	$507,172	$509,587	$507,524	$499,970	$514,117

Total assets	$5,569,230	$5,533,135	$5,443,181	$5,384,236	$5,319,947
Less: Other intangible assets	(2,674)	(3,343)	(4,012)	(4,680)	(5,349)
Tangible assets	$5,566,556	$5,529,792	$5,439,169	$5,379,556	$5,314,598

Tangible common equity to tangible assets	9.11%	9.22%	9.33%	9.29%	9.67%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except share data)	2017	2017	2017	2016	2016
ASSETS
Cash and due from banks	$90,080	$85,975	$83,670	$75,272	$79,647
Interest-bearing deposits in other banks	18,195	54,576	22,363	9,069	23,727
Investment securities:
Available for sale	1,350,105	1,315,895	1,302,889	1,243,847	1,262,224
Held to maturity, fair value of: $195,714 at September 30, 2017, $203,334 at June 30, 2017, $208,181 at March 31, 2017, $214,366 at December 31, 2016, and $230,529 at September 30, 2016	197,672	204,588	211,426	217,668	226,573
Total investment securities	1,547,777	1,520,483	1,514,315	1,461,515	1,488,797
Loans held for sale	10,828	13,288	9,905	31,881	12,755
Loans and leases	3,636,370	3,591,735	3,545,718	3,524,890	3,439,654
Less allowance for loan and lease losses	51,217	52,828	55,369	56,631	59,384
Net loans and leases	3,585,153	3,538,907	3,490,349	3,468,259	3,380,270
Premises and equipment, net	48,339	49,252	48,303	48,258	48,242
Accrued interest receivable	15,434	15,636	14,819	15,675	14,554
Investment in unconsolidated subsidiaries	7,101	6,189	6,279	6,889	7,011
Other real estate owned	851	1,008	851	791	791
Mortgage servicing rights	16,093	15,932	15,847	15,779	15,638
Other intangible assets	2,674	3,343	4,012	4,680	5,349
Bank-owned life insurance	155,928	156,053	155,019	155,593	155,233
Federal Home Loan Bank stock	6,484	6,492	7,333	11,572	12,173
Other assets	64,293	66,001	70,116	79,003	75,760
Total assets	$5,569,230	$5,533,135	$5,443,181	$5,384,236	$5,319,947
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,383,548	$1,383,754	$1,290,632	$1,265,246	$1,194,557
Interest-bearing demand	911,273	917,956	898,306	862,991	849,128
Savings and money market	1,476,017	1,453,108	1,430,399	1,390,600	1,379,484
Time	1,156,659	1,131,564	1,158,107	1,089,364	1,095,409
Total deposits	4,927,497	4,886,382	4,777,444	4,608,201	4,518,578
Short-term borrowings	—	—	21,000	135,000	150,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	39,078	41,013	40,391	43,575	39,092
Total liabilities	5,059,360	5,020,180	4,931,620	4,879,561	4,800,455
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 30,188,748 at September 30, 2017, 30,514,799 at June 30, 2017, 30,701,219 at March 31, 2017, 30,796,243 at December 31, 2016, and 30,930,598 at September 30, 2016	509,243	519,383	527,403	530,932	534,856
Surplus	85,300	84,592	84,678	84,180	84,207
Accumulated deficit	(87,913)	(94,269)	(100,784)	(108,941)	(116,225)
Accumulated other comprehensive income (loss)	3,216	3,224	239	(1,521)	16,628
Total shareholders' equity	509,846	512,930	511,536	504,650	519,466
Non-controlling interest	24	25	25	25	26
Total equity	509,870	512,955	511,561	504,675	519,492
Total liabilities and equity	$5,569,230	$5,533,135	$5,443,181	$5,384,236	$5,319,947

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands, except per share data)	2017	2017	2017	2016	2016	2017	2016
Interest income:
Interest and fees on loans and leases	$36,289	$35,531	$34,957	$33,973	$33,384	$106,777	$98,055
Interest and dividends on investment securities:
Taxable interest	8,540	8,481	8,135	7,203	7,296	25,156	23,645
Tax-exempt interest	966	974	979	989	995	2,919	2,986
Dividends	12	12	12	12	10	36	30
Interest on deposits in other banks	163	61	74	22	17	298	45
Dividends on Federal Home Loan Bank stock	23	21	56	56	63	100	123
Total interest income	45,993	45,080	44,213	42,255	41,765	135,286	124,884
Interest expense:
Interest on deposits:
Demand	177	154	140	129	126	471	360
Savings and money market	281	259	257	257	254	797	786
Time	2,637	2,136	1,717	1,175	1,044	6,490	2,899
Interest on short-term borrowings	9	46	31	191	160	86	387
Interest on long-term debt	894	856	813	799	755	2,563	2,206
Total interest expense	3,998	3,451	2,958	2,551	2,339	10,407	6,638
Net interest income	41,995	41,629	41,255	39,704	39,426	124,879	118,246
Provision (credit) for loan and lease losses	(126)	(2,282)	(80)	(2,645)	(743)	(2,488)	(2,872)
Net interest income after provision for loan and lease losses	42,121	43,911	41,335	42,349	40,169	127,367	121,118
Other operating income:
Mortgage banking income (refer to Table 5)	1,531	1,957	1,943	2,845	2,561	5,431	5,224
Service charges on deposit accounts	2,182	2,120	2,036	2,065	1,954	6,338	5,826
Other service charges and fees	3,185	3,053	2,748	2,833	2,821	8,986	8,616
Income from fiduciary activities	911	964	864	858	880	2,739	2,577
Equity in earnings of unconsolidated subsidiaries	176	151	61	267	182	388	456
Fees on foreign exchange	101	130	163	116	129	394	403
Investment securities gains (losses)	—	(1,640)	—	—	—	(1,640)	—
Income from bank-owned life insurance	1,074	583	1,117	273	555	2,774	2,412
Loan placement fees	86	146	134	175	140	366	319
Net gains on sales of foreclosed assets	19	84	102	1	57	205	606
Gain on sale of premises and equipment	—	—	—	3,537	—	—	—
Other (refer to Table 5)	304	322	846	799	675	1,472	2,108
Total other operating income	9,569	7,870	10,014	13,769	9,954	27,453	28,547
Other operating expense:
Salaries and employee benefits	18,157	17,983	17,387	21,254	17,459	53,527	52,246
Net occupancy	3,404	3,335	3,414	3,606	3,588	10,153	10,459
Equipment	969	967	842	967	852	2,778	2,432
Amortization of core deposit premium	669	669	668	669	669	2,006	2,006
Communication expense	944	891	900	868	948	2,735	2,826
Legal and professional services	1,854	1,987	1,792	1,821	1,699	5,633	5,035
Computer software expense	2,346	2,190	2,252	2,332	2,217	6,788	7,143
Advertising expense	626	390	392	562	772	1,408	1,839
Foreclosed asset expense	24	63	36	16	72	123	136
Other (refer to Table 5)	4,518	3,860	3,777	5,377	3,989	12,155	11,969
Total other operating expense	33,511	32,335	31,460	37,472	32,265	97,306	96,091
Income before income taxes	18,179	19,446	19,889	18,646	17,858	57,514	53,574
Income tax expense	6,367	7,421	6,810	6,438	6,392	20,598	18,790
Net income	$11,812	$12,025	$13,079	$12,208	$11,466	$36,916	$34,784
Per common share data:
Basic earnings per share	$0.39	$0.39	$0.43	$0.40	$0.37	$1.21	$1.12
Diluted earnings per share	0.39	0.39	0.42	0.39	0.37	1.20	1.11
Cash dividends declared	0.18	0.18	0.16	0.16	0.16	0.52	0.44
Basic weighted average shares outstanding	30,300,195	30,568,247	30,714,895	30,770,528	30,943,756	30,526,260	31,088,729
Diluted weighted average shares outstanding	30,514,459	30,803,725	31,001,238	31,001,246	31,142,128	30,758,989	31,277,402

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016	2017	2016
Mortgage banking income:
Loan servicing fees	$1,323	$1,340	$1,358	$1,340	$1,357	$4,021	$4,081
Amortization of mortgage servicing rights	(476)	(547)	(520)	(781)	(1,021)	(1,543)	(4,285)
Net gains on sales of residential mortgage loans	705	1,084	1,312	2,108	2,212	3,101	5,523
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(21)	80	(207)	178	13	(148)	(95)
Total mortgage banking income	$1,531	$1,957	$1,943	$2,845	$2,561	$5,431	$5,224

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016	2017	2016
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$25	$25	$561	$444	$423	$611	$881
Other recoveries	32	54	37	19	24	123	294
Commissions on sale of checks	86	85	87	84	84	258	256
Other	161	158	161	252	144	480	677
Total other operating income - other	$304	$322	$846	$799	$675	$1,472	$2,108

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016	2017	2016
Other operating expense - other:
Charitable contributions	$141	$136	$151	$102	$156	$428	$558
FDIC insurance assessment	433	429	424	420	430	1,286	1,632
Miscellaneous loan expenses	302	293	261	271	358	856	918
ATM and debit card expenses	548	468	450	444	451	1,466	1,327
Amortization of investments in low-income housing tax credit partnerships	174	223	233	271	259	630	774
Armored car expenses	176	198	258	219	258	632	660
Entertainment and promotions	818	246	158	449	198	1,222	652
Stationery and supplies	204	230	178	221	242	612	681
Directors’ fees and expenses	208	250	207	208	215	665	619
Provision (credit) for residential mortgage loan repurchase losses	—	—	—	—	—	—	(387)
Increase (decrease) to the reserve for unfunded commitments	72	53	70	40	37	195	101
Branch consolidation and relocation costs	—	—	—	737	—	—	—
Other	1,442	1,334	1,387	1,995	1,385	4,163	4,434
Total other operating expense - other	$4,518	$3,860	$3,777	$5,377	$3,989	$12,155	$11,969

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$51,392	1.26%	$163	$22,840	1.07%	$61	$14,140	0.49%	$17
Investment securities, excluding valuation allowance:
Taxable	1,363,289	2.51	8,552	1,344,467	2.53	8,493	1,288,569	2.27	7,306
Tax-exempt	169,347	3.51	1,486	170,169	3.52	1,499	172,743	3.54	1,531
Total investment securities	1,532,636	2.62	10,038	1,514,636	2.64	9,992	1,461,312	2.42	8,837
Loans and leases, incl. loans held for sale	3,625,455	3.98	36,289	3,593,347	3.96	35,531	3,415,505	3.90	33,384
Federal Home Loan Bank stock	6,606	1.38	23	7,215	1.17	21	11,194	2.25	63
Total interest-earning assets	5,216,089	3.55	46,513	5,138,038	3.55	45,605	4,902,151	3.44	42,301
Noninterest-earning assets	329,820			329,423			364,437
Total assets	$5,545,909			$5,467,461			$5,266,588

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$916,885	0.08%	$177	$890,827	0.07%	$154	$851,775	0.06%	$126
Savings and money market deposits	1,458,393	0.08	281	1,426,092	0.07	259	1,367,459	0.07	254
Time deposits under $100,000	187,231	0.41	192	191,833	0.39	188	202,719	0.37	190
Time deposits $100,000 and over	955,644	1.02	2,445	981,174	0.80	1,948	892,188	0.38	854
Total interest-bearing deposits	3,518,153	0.35	3,095	3,489,926	0.29	2,549	3,314,141	0.17	1,424
Short-term borrowings	2,934	1.27	9	18,050	1.03	46	125,408	0.50	160
Long-term debt	92,785	3.82	894	92,785	3.70	856	92,785	3.24	755
Total interest-bearing liabilities	3,613,872	0.44	3,998	3,600,761	0.38	3,451	3,532,334	0.26	2,339
Noninterest-bearing deposits	1,375,625			1,310,889			1,171,923
Other liabilities	40,808			39,812			41,558
Total liabilities	5,030,305			4,951,462			4,745,815
Shareholders’ equity	515,580			515,974			520,757
Non-controlling interest	24			25			16
Total equity	515,604			515,999			520,773
Total liabilities and equity	$5,545,909			$5,467,461			$5,266,588

Net interest income			$42,515			$42,154			$39,962

Interest rate spread		3.11%			3.17%			3.18%

Net interest margin		3.25%			3.29%			3.25%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Nine Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2016
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$38,089	1.05%	$298	$12,365	0.48%	$45
Investment securities, excluding valuation allowance:
Taxable	1,346,013	2.50	25,192	1,312,866	2.40	23,675
Tax-exempt	170,211	3.52	4,491	173,392	3.53	4,593
Total investment securities	1,516,224	2.61	29,683	1,486,258	2.54	28,268
Loans and leases, including loans held for sale	3,589,124	3.97	106,777	3,350,817	3.91	98,055
Federal Home Loan Bank stock	6,865	1.94	100	10,317	1.59	123
Total interest earning assets	5,150,302	3.55	136,858	4,859,757	3.47	126,491
Noninterest-earning assets	328,783			361,549
Total assets	$5,479,085			$5,221,306

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$895,850	0.07%	$471	$841,002	0.06%	$360
Savings and money market deposits	1,434,778	0.07	797	1,410,159	0.07	786
Time deposits under $100,000	190,877	0.39	560	207,222	0.38	582
Time deposits $100,000 and over	987,408	0.80	5,930	872,900	0.35	2,317
Total interest-bearing deposits	3,508,913	0.30	7,758	3,331,283	0.16	4,045
Short-term borrowings	11,877	0.97	86	106,144	0.49	387
Long-term debt	92,785	3.69	2,563	92,785	3.18	2,206
Total interest-bearing liabilities	3,613,575	0.39	10,407	3,530,212	0.25	6,638
Noninterest-bearing deposits	1,310,722			1,139,823
Other liabilities	40,626			38,942
Total liabilities	4,964,923			4,708,977
Shareholders’ equity	514,137			512,311
Non-controlling interest	25			18
Total equity	514,162			512,329
Total liabilities and equity	$5,479,085			$5,221,306

Net interest income			$126,451			$119,853

Interest rate spread		3.16%			3.22%

Net interest margin		3.28%			3.29%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
HAWAII:
Commercial, financial and agricultural	$398,619	$395,512	$395,915	$373,006	$367,527
Real estate:
Construction	95,309	91,080	89,970	97,873	105,234
Residential mortgage	1,267,144	1,249,617	1,237,150	1,217,234	1,160,741
Home equity	396,812	394,720	370,856	361,209	351,256
Commercial mortgage	801,113	767,661	776,098	767,586	742,584
Consumer:
Automobiles	151,487	146,223	137,252	131,037	125,556
Other consumer	162,219	159,685	162,987	177,122	163,703
Leases	448	523	598	677	756
Total loans and leases	3,273,151	3,205,021	3,170,826	3,125,744	3,017,357
Allowance for loan and lease losses	(46,337)	(47,185)	(49,146)	(49,350)	(50,948)
Net loans and leases	$3,226,814	$3,157,836	$3,121,680	$3,076,394	$2,966,409

U.S. MAINLAND:
Commercial, financial and agricultural	$88,566	$104,380	$107,133	$137,434	$140,457
Real estate:
Construction	2,677	2,757	4,137	3,665	2,994
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	139,079	127,351	117,690	117,853	120,133
Consumer:
Automobiles	98,310	110,635	96,663	81,889	91,970
Other consumer	34,587	41,591	49,269	58,305	66,743
Leases	—	—	—	—	—
Total loans and leases	363,219	386,714	374,892	399,146	422,297
Allowance for loan and lease losses	(4,880)	(5,643)	(6,223)	(7,281)	(8,436)
Net loans and leases	$358,339	$381,071	$368,669	$391,865	$413,861

TOTAL:
Commercial, financial and agricultural	$487,185	$499,892	$503,048	$510,440	$507,984
Real estate:
Construction	97,986	93,837	94,107	101,538	108,228
Residential mortgage	1,267,144	1,249,617	1,237,150	1,217,234	1,160,741
Home equity	396,812	394,720	370,856	361,209	351,256
Commercial mortgage	940,192	895,012	893,788	885,439	862,717
Consumer:
Automobiles	249,797	256,858	233,915	212,926	217,526
Other consumer	196,806	201,276	212,256	235,427	230,446
Leases	448	523	598	677	756
Total loans and leases	3,636,370	3,591,735	3,545,718	3,524,890	3,439,654
Allowance for loan and lease losses	(51,217)	(52,828)	(55,369)	(56,631)	(59,384)
Net loans and leases	$3,585,153	$3,538,907	$3,490,349	$3,468,259	$3,380,270

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Noninterest-bearing demand	$1,383,548	$1,383,754	$1,290,632	$1,265,246	$1,194,557
Interest-bearing demand	911,273	917,956	898,306	862,991	849,128
Savings and money market	1,476,017	1,453,108	1,430,399	1,390,600	1,379,484
Time deposits less than $100,000	184,459	188,782	191,611	194,730	198,055
Core deposits	3,955,297	3,943,600	3,810,948	3,713,567	3,621,224

Government time deposits	710,658	700,284	720,333	701,417	708,034
Other time deposits $100,000 and over	261,542	242,498	246,163	193,217	189,320
Total time deposits $100,000 and over	972,200	942,782	966,496	894,634	897,354
Total deposits	$4,927,497	$4,886,382	$4,777,444	$4,608,201	$4,518,578

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$956	$1,000	$1,030	$1,877	$2,005
Real estate:
Residential mortgage	2,633	4,691	4,621	5,322	5,424
Home equity	1,449	1,509	1,490	333	479
Commercial mortgage	81	834	842	864	2,967
Total nonaccrual loans	5,119	8,034	7,983	8,396	10,875

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	851	1,008	851	791	791
Total OREO	851	1,008	851	791	791
Total nonperforming assets ("NPAs")	5,970	9,042	8,834	9,187	11,666

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	50	—	—	—	200
Home equity	108	—	—	1,120	—
Consumer:
Automobiles	149	130	133	208	131
Other consumer	67	123	107	63	106
Total loans delinquent for 90 days or more still accruing interest	374	253	240	1,391	437

Restructured loans still accruing interest:
Commercial, financial and agricultural	217	265	306	—	—
Real estate:
Construction	—	—	—	21	51
Residential mortgage	12,373	12,230	13,292	14,292	15,818
Commercial mortgage	1,571	1,675	1,777	1,879	1,979
Total restructured loans still accruing interest	14,161	14,170	15,375	16,192	17,848
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$20,505	$23,465	$24,449	$26,770	$29,951

Total nonaccrual loans as a percentage of loans and leases	0.14%	0.22%	0.23%	0.24%	0.32%
Total NPAs as a percentage of loans and leases and OREO	0.16%	0.25%	0.25%	0.26%	0.34%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.17%	0.26%	0.26%	0.30%	0.35%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.56%	0.65%	0.69%	0.76%	0.87%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$9,042	$8,834	$9,187	$11,666	$14,907
Additions	160	1,530	1,881	39	650
Reductions:
Payments	(2,614)	(401)	(447)	(2,400)	(2,309)
Return to accrual status	(453)	(1,014)	(1,787)	(118)	(578)
Sales of NPAs	(165)	—	—	—	(1,032)
Charge-offs/valuation adjustments	—	93	—	—	28
Total reductions	(3,232)	(1,322)	(2,234)	(2,518)	(3,891)
Balance at end of quarter	$5,970	$9,042	$8,834	$9,187	$11,666

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016	2017	2016
Allowance for loan and lease losses:
Balance at beginning of period	$52,828	$55,369	$56,631	$59,384	$60,764	$56,631	$63,314

Provision (credit) for loan and lease losses	(126)	(2,282)	(80)	(2,645)	(743)	(2,488)	(2,872)

Charge-offs:
Commercial, financial and agricultural	429	337	500	510	465	1,266	1,089
Real estate:
Commercial mortgage	—	—	—	209	—	—	—
Consumer:
Automobiles	333	352	520	381	409	1,205	1,182
Other consumer	1,376	1,118	977	1,077	940	3,471	2,414
Total charge-offs	2,138	1,807	1,997	2,177	1,814	5,942	4,685

Recoveries:
Commercial, financial and agricultural	165	236	275	490	555	676	1,624
Real estate:
Construction	40	56	21	24	91	117	109
Residential mortgage	124	637	96	315	173	857	380
Home equity	6	27	2	4	4	35	11
Commercial mortgage	7	128	11	869	128	146	155
Consumer:
Automobiles	65	284	194	214	115	543	674
Other consumer	246	180	216	153	111	642	674
Total recoveries	653	1,548	815	2,069	1,177	3,016	3,627
Net charge-offs	1,485	259	1,182	108	637	2,926	1,058
Balance at end of period	$51,217	$52,828	$55,369	$56,631	$59,384	$51,217	$59,384

Average loans and leases, net of unearned	$3,625,455	$3,593,347	$3,547,718	$3,489,757	$3,415,505	$3,589,124	$3,350,817

Annualized ratio of net charge-offs to average loans and leases	0.16%	0.03%	0.13%	0.01%	0.07%	0.11%	0.04%

Ratio of allowance for loan and lease losses to loans and leases	1.41%	1.47%	1.56%	1.61%	1.73%	1.41%	1.73%